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                                                                      Exhibit 16


February 5, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:

We have read Item 4 of Form 8-K/A dated February 6, 2003 of Demegen, Inc. and are in agreement with the statements contained therein.

                                                    Very truly yours,

                                                    /s/ ERNST & YOUNG LLP